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                                   Law Office

                     STRADLEY, RONON, STEVENS & YOUNG, LLP

                            30 Valley Stream Parkway
                        Malvern, Pennsylvania 19355-1481
                                 (640) 640-5800


Direct Dial: (610) 640-5801

                                 July 28, 2000





Board of Directors
DFA Investment Dimensions Group Inc.
1199 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Gentlemen:

         We have examined the Articles of Incorporation ("Articles") of DFA Investment Dimensions Group Inc. (the "Fund"), a corporation organized under Maryland law, and its by-laws, both as amended to date, the registration statement filed by the Fund under the Securities Act of 1933, as amended ("Registration Statement"), and such records of the corporate proceedings as we deem material to this opinion.

         As of the date hereof: (i) the Fund is authorized to issue an aggregate of Six Billion (6,000,000,000) shares of common stock, of a par value of $0.01 per share; and (ii) in accordance with authority provided in the Articles, the board of directors has allocated 100,000,000 of authorized, but unissued, shares of common stock to each of the following four (4) classes, and authorized the issuance of such shares as provided in the Registration Statement:

         LD U.S. Large Company Portfolio
         HD U.S. Large Company Portfolio
         LD U.S. Marketwide Value Portfolio
         HD U.S. Marketwide Value Portfolio

         Based upon the above-described examination, it is our opinion that provided the Fund remains a corporation in good standing under the laws of the state of Maryland, the authorized but unissued shares of each class of stock listed above, when issued for the consideration established by the board of directors, as described in the Registration Statement, will be, under the law of the state of Maryland, legally issued, fully-paid, non-assessable outstanding shares of common stock of the Fund.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference therein to us as counsel who have rendered this opinion.

                                     Very truly yours,

                                     STRADLEY, RONON, STEVENS & YOUNG, LLP


                                     By: /s/ Stephen W. Kline
                                        ----------------------------------------
                                             Stephen W. Kline
SWK/lrr